Exhibit 32.2

CERTIFICATE OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002

Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18 United States Code

The undersigned, being the Principal Financial Officer of Enbridge Energy Partners, L.P. (the “Partnership”), hereby certifies that the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 (the “Quarterly Report”), filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), as amended, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: April 29, 2010	By:	/S/ MARK A. MAKI
Mark A. Maki Vice President, Finance (Principal Financial Officer) Enbridge Energy Management, L.L.C. (as delegate of the General Partner)